SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 19, 2000
                                -----------------
                Date of Report (Date of earliest event reported)

                             ST. JUDE MEDICAL, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


      Minnesota                   0-8672             41-1276891
      ---------                   ---------          ----------
      (State or other             (Commission        (IRS Employer
      jurisdiction of             File Number)       Identification No.)
      incorporation)

             One Lillehei Plaza, St. Paul,            MN 55117
             -----------------------------            --------
       (Address of principal executive offices)      (Zip Code)

                                 (651) 483-2000
                                 --------------
                Registrant's telephone number including area code

                                 Not applicable
                                 --------------
           Former name or former address, if changed since last report

ITEM 5. OTHER EVENTS

RECENT DEVELOPMENT IN GUIDANT LITIGATION

On December 19, 2000, the U.S. District Court in Indianapolis issued a decision as part of the court's Markman process which further interprets certain ambiguous terms in one of the patents which are the subject of litigation between Guidant and St. Jude Medical. (A copy is attached as Exhibit 1). The Court had previously ruled on the meaning of other ambiguous terms in the disputed patents on November 29, 2000 as part of the Markman process, but had asked for further argument on the '191 patent. The Company previously reported on the court's November 29, 2000 rulings in its Form 8-K dated November 30, 2000.

The Markman process is a procedure in which the court definitively interprets what the disputed claims in the patents at issue mean. The court does not, as part of the Markman process, determine whether the patents apply to any of St. Jude Medical's products or whether the patents are valid.

COMMENTS ON MARKMAN RULING In the ruling, the Court rejected various interpretations of the '191 patent which had been proposed by Guidant and agreed with St. Jude Medical's position that there was no structure shown or described in the patent to support the claimed monitoring function. As a result, the Court ruled that it cannot provide a lawful interpretation of this essential monitoring element claimed in the patent.

Given the Court's finding that there is no support in the patent for one of the essential elements of the claimed invention, the Company expects to file a motion for summary judgment asking the Court to hold the '191 patent invalid. The Company may also seek a ruling confirming that none of its products can infringe a patent for which a legally required element was never shown or described in the patent.

In a separate ruling on December 19, 2000, the Court denied Guidant's motion to dismiss certain counterclaims for unfair competition and unjust enrichment brought by St. Jude Medical, and granted Guidant's motion to dismiss all of its claims against St. Jude Medical which are based on the '678 patent. (A copy of this order is attached as Exhibit 2). Guidant originally sued St. Jude on four patents. The effect of this ruling is to eliminate the possibility of an adverse judgement against St. Jude on the '678 patent.

Following is a description of the Guidant litigation.

GUIDANT'S CLAIMS AGAINST SJM On November 26, 1996, Guidant Corporation (a competitor of Pacesetter and Ventritex) ("Guidant") and related parties filed a lawsuit against St. Jude Medical, Inc. ("St. Jude Medical"), Pacesetter, Inc. ("Pacesetter"), Ventritex, Inc. ("Ventritex") and certain members of the Telectronics Group in State Superior Court in Marion County, Indiana (the "Telectronics Action"). The lawsuit alleges, among other things, that, pursuant to an agreement entered into in 1993, certain Guidant parties granted Ventritex intellectual property licenses relating to cardiac stimulation devices, and that such licenses would terminate upon the consummation of the merger of Ventritex into Pacesetter (the "Merger"). The lawsuit further alleges that, pursuant to an agreement entered into in 1994 (the "Telectronics Agreement"), certain Guidant parties granted the Telectronics Group intellectual property licenses relating to cardiac stimulation devices. The lawsuit seeks declaratory and injunctive relief, among other things, to prevent and invalidate the transfer of the Telectronics Agreement to Pacesetter in connection with Pacesetter's acquisition of Telectronics' assets (the "Telectronics Acquisition") and the application of license rights granted under the Telectronics Agreement to the manufacture and sale by Pacesetter of Ventritex's products following the consummation of the Merger. The court overseeing this case issued a stay of this matter in July 1998 so that the issues could be addressed in an arbitration requested by the Telectronics Group and Pacesetter.

Guidant and related parties also filed suit against St. Jude Medical, Pacesetter and Ventritex on November 26, 1996 in the United States District Court for the Southern District of Indiana. This second lawsuit seeks (i) a declaratory judgment that Pacesetter's manufacture, use or sale of cardiac stimulation devices of the type or similar to the type which Ventritex manufactured and sold at the time the Guidant parties filed their complaint would, upon consummation of the Merger, be unlicensed and constitute an infringement of patent rights owned by certain Guidant parties, (ii) to enjoin the manufacture, use or sale by St. Jude Medical, Pacesetter or Ventritex of cardiac stimulation devices of the type which Ventritex manufactured at the time the Guidant parties filed their complaint, and (iii) certain damages and costs. This second lawsuit was stayed by the court in July 1998 given the order to arbitrate as discussed below.

St. Jude Medical believes that the foregoing state and federal court complaints contain a number of significant factual inaccuracies concerning the Telectronics Acquisition and the terms and effects of the various intellectual property license agreements referred to in such complaints. For these reasons and others, St. Jude Medical believes that the allegations set forth in the complaints are without merit. St. Jude Medical has vigorously defended its interests in these cases, and will continue to do so.

ORDER TO ARBITRATE As a result of the state and federal lawsuits brought by Guidant and related parties, the Telectronics Group and Pacesetter filed a lawsuit in the United States District Court for the District of Minnesota seeking (i) a declaratory judgment that the Guidant parties' claims, as reflected in the Telectronics Action, are subject to arbitration pursuant to the arbitration provisions of the Telectronics Agreement, (ii) an order that the defendants arbitrate their claims against the Telectronics Group and Pacesetter in accordance with the arbitration provisions of the Telectronics Agreement,
(iii) to enjoin the defendants preliminarily and permanently from litigating their dispute with the Telectronics Group and Pacesetter in any other forum, and
(iv) certain costs. After the Eighth Circuit Court of Appeals ruled on an appeal in favor of the Telectronics Group and Pacesetter in May 1998, the United States District Court for the District of Minnesota issued an order on July 8, 1998 directing the arbitration requested by the Telectronics Group and Pacesetter to proceed.

STATUS OF ARBITRATION The arbitrator selected for the arbitration initially ruled that Pacesetter and St. Jude Medical should not participate in the arbitration proceeding which would determine whether the Telectronics Agreement transferred to Pacesetter. Based on this ruling, the Telectronics Group and the Guidant parties were the ones participating in the arbitration proceeding. This proceeding occurred in late April 2000, and, on July 10, 2000, the arbitrator issued a ruling that the attempted assignment and transfer of patent licenses in the Telectronics Agreement by the Telectronics Group to Pacesetter was ineffective. As a result of this decision, the Guidant parties filed papers with the U.S. District Court for the Southern District of Indiana seeking to lift the stay of the patent infringement court proceedings in that court which had been entered in June 1998. The court granted Guidant's request to lift the stay and this matter is scheduled for trial in June 2001.

BACKGROUND CONCERNING PATENTS INVOLVED IN GUIDANT'S CLAIMS In the patent infringement case in federal court in Indiana, the Guidant parties asserted claims against St. Jude Medical and its Pacesetter subsidiary involving four separate patents. One of these patents expired May 3, 1998. The '472 patent expires March 7, 2001, the '191 patent expires on February 25, 2003 and the '288 patent expires on December 22, 2003, although St. Jude Medical has claims in the court action which, if upheld, would cause the patents to expire earlier, if they apply at all. Although Guidant has requested injunctive relief and damages as part of the federal court lawsuit in Indiana, the request for an injunction would be barred for any expired patent. Guidant is seeking damages for the time period prior to expiration of the patents.

St. Jude Medical continues to believe that the patent infringement claims raised by the Guidant parties in the patent infringement case are without merit, and will continue to vigorously defend its interests.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ST. JUDE MEDICAL, INC.



Date: December 21, 2000                By: /s/ John C. Heinmiller
                                           ----------------------
                                           John C. Heinmiller
                                           Vice President - Finance
                                           and Chief Financial Officer

                                    EXHIBIT 1


                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION



CARDIAC PACEMAKERS, INC., et al.,        )
                                         )
                Plaintiffs,              )
                                         )
      v.                                 )      CAUSE NO. IP 96-1718-C H/G
                                         )
ST. JUDE MEDICAL, INC., et al.,          )
                                         )
                Defendants.              )



                 SUPPLEMENTAL ENTRY ON CLAIM CONSTRUCTION ISSUES


         Plaintiffs Cardiac Pacemakers, Inc., Guidant Sales Corporation, and Eli Lilly and Company have sued defendants St. Jude Medical, Inc., Pacesetter, Inc., and Ventritex, Inc. for infringement of three patents. The patents concern devices and methods for electrical therapies to treat irregular heart rhythms. On November 29, 2000, this court issued an entry construing disputed claim language in the patents in suit. That entry, familiarity with which is assumed in the writing of this entry, reserved decision on the "third monitoring means" element of Claim 1 of U.S. Patent No. 4,572,191 (issued Feb. 25, 1986). The "third monitoring means" element of Claim 1 is a "means-plus-function" claim governed by paragraph 6 of 35 U.S.C.ss.112, which requires that the patent specification disclose the structure in the invention that performs the claimed function. After a further hearing on December 14, 2000, the court now concludes that the "third monitoring means" claim element cannot be construed because no structure in the disclosed embodiments performs the functions as stated in the claim.

         Patent claims are "concise statements of the subject matter for which the statutory right to exclude is secured by the grant of the patent." MULTIFORM DESICCANTS, INC. V. MEDZAM, LTD., 133 F.3d 1473, 1476 (Fed. Cir. 1998). Where the language used in the patent claims is unclear or ambiguous, the court must construe the terms in the claims as a matter of law. MARKMAN V. WESTVIEW INSTRUMENTS, INC., 52 F.3d 967, 979 (Fed. Cir. 1995) (EN BANC), AFF'D, 517 U.S. 370 (1996). Claim 1 of the '191 patent reads in its entirety:


         1.       A cardioverting device comprising:

         detecting means for issuing an electrical signal representing the actual ECG activity of the heart of a wearer of the device;

         storage means for storing energy to convert an abnormal cardiac rhythm to normal sinus rhythm;

         delivery electrode means for discharging the stored energy into the heart of the wearer;

         switch means for controlling the discharge of the stored energy into the heart of the wearer;

         charging means for delivering to said storage means said energy to convert the abnormal cardiac rhythm;

         first monitoring means for monitoring the operation of said storage means and issuing a first signal when said storage means has stored a predetermined amount of energy;

         second monitoring means for monitoring the ECG signal produced by said detecting means and for detecting a preselected repeatable characteristic of the ECG signal, said monitoring means further including means for issuing a second signal each time said second monitoring means detects said preselected repeatable characteristic of the ECG signal;

         THIRD MONITORING MEANS FOR MONITORING THE ECG SIGNAL PRODUCED BY SAID DETECTING MEANS FOR ACTIVATING SAID CHARGING MEANS IN THE PRESENCE OF ABNORMAL CARDIAC RHYTHM IN NEED OF CORRECTION; and

         actuating means connected to said first and second monitoring means and requiring the simultaneous presence of said first and second signals at the time the stored energy is to be delivered to the heart of the wearer, said actuating means for actuating said switching means.

'191 Patent, col. 8, L. 56 to col. 9, L. 22 (emphasis added).

         The parties agree that the "third monitoring means" element is a means-plus-function statement subject to the interpretive rules developed under paragraph 6 of 35 U.S.C.ss.112 ("ss.112P. 6"). As explained by the Federal Circuit,ss. 112P. 6 operates to restrict claim limitations drafted in functional language to the structures or materials disclosed in the specification that perform the claimed function (plus their equivalents). See PERSONALIZED MEDIA COMMUNICATIONS, LLC V. INTERNATIONAL TRADE COMM'N, 161 F.3d 696, 703 (Fed. Cir.
1998). Whenss.112P. 6 applies to a claim, a court construing the claim must first "construe the function recited in that claim," and must then "determine what structures have been disclosed in the specification that correspond to the means for performing that function." KEMCO SALES, INC. V. CONTROL PAPERS CO., 208 F.3d 1352, 1361 (Fed. Cir. 2000).


         The "third monitoring means" element of Claim 1 includes two functions. First, it recites the function of "monitoring the ECG signal produced by said detecting means." Second, it recites the function of "activating said charging means in the presence of abnormal cardiac rhythm in need of correction." The parties have interpreted the claim element to include both of these functions, and, beyond the plain language of the claim, the prosecution history also supports a dual function interpretation of the "third monitoring means."(1)



----------------------
         (1)In an amendment filed to support the original '191 patent application, the applicants stated

         The heart of the parties' dispute lies in the identification of structure that performs the claimed functions. Defendants contend that the specification discloses no SINGLE structure, or group of reasonably related structures, that is capable of performing the DUAL functions of monitoring the ECG signal and activating the charging means. Because the duty to link structure to function is the "statutory quid pro quo" imposed on patentees by ss. 112 P. 6 in exchange for the convenience of stating claims in broad functional language, see KEMCO, 208 F.3d at 1360, defendants assert that "there is no legally proper construction of the 'third monitoring means.'" Def. Markman Br. at 40.


         Plaintiffs respond by identifying structures in each of the two disclosed embodiments of the invention that they contend are capable of performing entirely the monitoring and activating functions. The first embodiment disclosed in the '191 patent specification is operated by a physician, who can monitor the patient's heartbeat and then control the administration of therapeutic charges to the heart. The second embodiment is operated by the patient, who can detect an irregular heartbeat and then administer therapy by holding a magnet over his or her chest to turn on the implanted device.



--------------------------------------------------------------------------------
that a "third monitoring means, monitors the ECG signal produced by the detecting means AND activates the charging means in the presence of abnormal cardiac rhythm in need of correction." Ex. 27, '191 Patent Pros. Hist. at CPI 005989 (emphasis added). The applicants' use of the conjunction "and" between the two functional clauses indicated their intent to declare a "means" that both monitors and activates.

         In the physician-operated embodiment, which is diagrammed in Figure 1 and Figure 2 of the '191 patent, plaintiffs contend that the third monitoring means is associated with structures on the physician's console. See '191 Patent, Figure 2, element 12. (Figures 1, 2, and 3 of the '191 patent are attached to this entry.) The physician's console includes an ECG input 24, an ECG display portion 32, and a load data button 41.(2) According to plaintiffs, the ECG display "monitors" the ECG signal while the load data button "activates" the charging process. In the physician-operated embodiment, however, only the physician's judgment and interpretation link the ECG display and the load data button. The physician pushes the load data button after interpreting the ECG display and deciding that a therapeutic charge is needed. In other words, in the physician-operated device, neither structure identified by the plaintiffs both monitors the ECG signal AND activates the charging means.


         In the patient-operated embodiment, diagrammed in Figure 3 of the '191 patent, plaintiffs describe the associated structure as follows:


         [C]ircuit 132 generates a QRS synchronization pulse. This QRS pulse triggers the discharge switch 84 and is fed back (1) to adjust the energy for the second shock along line 134 and (2) to cause activation of the charging at a time when abnormal cardiac rhythm persists, via timer 116.


Pl. Markman Br. at 46. The QRS pulse is a portion of each cycle of the heart's beat. By synchronizing the device's therapeutic shocks to come right after the QRS pulse, the invented device reduces the risk that the electrical therapy may actually cause harm to the patient.



-------------------------
         (2)The ECG display 32 is incorrectly labeled as a duplicate element "34" in Figure 2.

         Plaintiffs' quoted interpretation of the "third monitoring means" in the patient-operated embodiment requires further explanation on two fronts. First, the QRS pulse generated by circuit 132 using an ECG signal does not feed back DIRECTLY to the timer 116 along line 134. It is instead the signal produced by AND gate 82 that DIRECTLY feeds back to the timer 116 and the binary counter
124. The AND gate 82 performs a simple logical operation. It waits until it receives simultaneously (1) a ready signal indicating that the capacitor is fully charged, and (2) a QRS synchronization pulse. When both conditions are satisfied, the AND gate 82 sends a signal to the discharge switch 84 so that the therapeutic charge is actually delivered to the heart muscle. The same signal from the AND gate 82 is also directed to timer 116 and binary counter 124. The signal to the timer and the binary counter tells the device to begin re-cycling to prepare to deliver another therapeutic charge. Thus, it is more accurate to say that the discharge signal from AND gate 82, rather than the signal from the QRS circuit 132, activates the charging cycle.


         Second, the "third monitoring means" in the patient-operated device, as described by plaintiffs, does not evaluate the functioning of the heart to verify the presence of abnormal cardiac rhythm in need of correction. The electrical circuits of the device simply verify that the patient's exterior magnet remains in place before starting another cycle of charging and discharging. If the patient removes the magnet, a closed circuit switch opens and the device simply will not function. If the patient keeps the magnet in place, the device will administer therapeutic charges to the heart muscle whether the heart actually needs them or not. The critical point here is that the patient, and not the device, evaluates the condition of the heart to verify the presence of an arrhythmia in need of correction.

         Plaintiffs' proposed construction of the "third monitoring means" element relies heavily on the idea that multiple "structures" can be part of a single "means." Undoubtedly this is true in theory. Multiple subcomponents often make up some larger component that performs a certain function, or even multiple functions, in an apparatus. However, it is also true that some components of a single apparatus perform such distinct functions as part of the apparatus that it is not reasonable to group them together. Plaintiffs' proposed interpretation of the "third monitoring means" clearly falls in this latter category.


         In the physician-operated embodiment, the only links between the ECG display portion 32, and the load data button 41 are that they have been put in the same box (I.E., the physician console) and that the physician presumably looks at the display portion before pressing the load data button. The ECG monitor itself has no role in activating the charging process, and the load data button has no role in monitoring the ECG signal. Although the physician plays a role in both "monitoring" and "activating," the physician cannot be the structure that satisfies the patentee's disclosure obligations under ss. 112 P.
6. See, E.G., APPLICATION OF BERNHART, 417 F.2d 1395, 1399 (C.C.P.A. 1969) ("Looking first at the apparatus claims, we see no recitation therein of mental steps, nor of any element requiring or even permitting the incorporation of human faculties in the apparatus. . . . Accordingly, we think it clear that applicants have not defined as their invention anything in which the human mind could be used as a component."). Cf. DAVIES V. UNITED STATES, 35 U.S.P.Q.2d 1027, 1035 (Fed. Cl. 1994) ("Patent claims do not cover structures in which a human being substitutes for a part of the claimed structure."), citing BROWN V. DAVIS, 116 U.S. 237, 249 (1886).

         In the patient-operated embodiment, one skilled in the art would not associate each signal generated by the QRS synchronization circuit with the function of activating the charging means. Instead, the activating function performed by the feedback line 134 is directly tied to each discharge of energy into the heart - apparently in a one-to-one ratio. The device discharges far less often than the QRS circuitry monitors, detects, and signals the occurrence of an R-wave, which occurs with every beat of the heart. In addition, plaintiffs' theory for the structure "activating said charging means in the presence of abnormal cardiac rhythm in need of correction" effectively disregards the phrase "in the presence of abnormal cardiac rhythm in need of correction." The structure that plaintiffs rely on performs its function regardless of whether the cardiac rhythm is normal or abnormal, whether it needs correction or not.


         One striking feature of plaintiffs' proposed interpretations of the "third monitoring means" element is how different the interpretations of the "activating" function are for the two embodiments of the invented device. For the physician-operated device, plaintiffs claim the function of activating the charging means is performed by the structure of the load data button that the physician pushes when she is ready to administer therapy. The comparable structure on the patient-operated device appears to be the magnet that the patient holds over his chest to turn on and continue operation of the device. For the patient-operated device, though, plaintiffs claim that part of the structure that "activates" the charging means is something very different - not the magnet but the QRS synchronization circuitry that ensures (after the device is turned on) that the therapeutic charge is applied at the right phase of the heart's own cycle. One skilled in the art would not identify the QRS synchronization circuitry as structure relevant to the activating function or in any way comparable to the load data button. Plaintiffs do so only because the claim language establishes a need to account for SOMETHING that monitors the ECG signal.


         The claim language clearly calls for a connection between the monitoring and activating functions that the specification does not support. Plaintiffs' attempt to establish such a connection by pointing to largely unrelated structures disclosed in each embodiment succeeds only in emphasizing the discord between the claim language and the written description.(3)


         Plaintiffs rely on Claim 15, added on re-examination, to bolster their contention that at least the physician's console qualifies as a third monitoring means. Claim 15 states: "The cardioverting device of claim 1, wherein said third monitoring means includes a display." Ex. 34, '191 Patent Re-Ex. Hist., at FH 00434. At the time Claim 15 was proposed, the patent owner asserted: "Support for the new claimed subject matter can be found, for example, at column 4, lines 25-27 and 35-40, of the specification." ID. at FH 00442. The sections in column 4 of the '191 patent specification cited by the patent owner refer to the "cathode ray tube 42" on the "display portion 32" of the "external console 12." The new claim was deemed patentable on April 6, 2000. ID. at FH 00346.



--------------------------
         (3)Perhaps the most natural reading of the third monitoring means claim language is that structure in the apparatus monitors the ECG signal and AUTOMATICALLY activates the charging process when the monitoring reveals an abnormal cardiac rhythm. There is certainly no structure that performs this function, for the interpretation of the condition of the heart is performed by a person in both embodiments.

         Unlike the written description and the prosecution history for the original claims, Claim 15 directly identifies structure associated with the third monitoring means. The language of Claim 15, however, has minimal significance because it does not touch on the disputed portion of the claim language (I.E., the clause that begins "for activating"). All that Claim 15 suggests is that a "monitoring means" that monitors an ECG signal could include a display of the ECG signal. That possibility does not address the need for structure that performs the dual functions of both monitoring the ECG signal and activating the charging means.


         At the supplemental MARKMAN hearing, plaintiffs suggested that the court could provisionally identify structure associated with the third monitoring means and let the jury decide whether the structure adequately performs the stated functions. Although juries decide questions of equivalence for means-plus-function claims, the assignment of structure to function for means-plus-function claims in the first instance is a matter of law for the court. See KEMCO, 208 F.3d at 1360. Having found that the specification does not disclose structure associated with the "third monitoring means" element that can perform the recited dual functions, the court finds that it cannot construe that element of Claim 1 for the jury.

Date:  December 19, 2000
                                        ----------------------------------------
                                        DAVID F. HAMILTON, JUDGE
                                        United States District Court
                                        Southern District of Indiana

Copies to:

James Hughes
Sommer & Barnard
111 Monument Circle
4000 Bank One Tower
Indianapolis, IN 46204

David T. Kasper
Locke Reynolds LLP
201 North Illinois Street
Suite 1000
P.O. Box 44961
Indianapolis, IN 46244-0961

Timothy J. Malloy
McAndrews Held Malloy, Ltd.
Northwest Atrium Center
34th Floor
500 West Madison Street
Chicago, IL 60661

John R. Schaibley, III
Baker & Daniels
300 North Meridian Street
Suite 2700
Indianapolis, IN 46204

Dennis J. Block
Cadwalader Wickersham & Taft
100 Maiden Lane
New York, NY 10038

Michael Rackman
Gottlieb Rackman & Riesman
270 Madison Avenue
8th Floor
New York, NY 10016

Dennis R. Salmon
Gibson Dunn & Crutcher
1530 Page Mill Road
Palto Alto, CA 94304

Jay G. Taylor
Ice Miller Donadio & Ryan
One American Square
Box 82001
Indianapolis, IN 46282-0002

Jeffrey M. Olson
Lyon & Lyon
633 West Fifth Street, Suite 4700
Los Angeles, California 90071

                                    EXHIBIT 2


                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION



CARDIAC PACEMAKERS, INC., et al.,        )
                                         )
                Plaintiffs,              )
                                         )
      v.                                 )      CAUSE NO. IP 96-1718-C H/G
                                         )
ST. JUDE MEDICAL, INC., et al.,          )
                                         )
                Defendants.              )



              ENTRY ON PLAINTIFFS' MOTION TO DISMISS COUNTERCLAIMS


         When plaintiffs originally filed this action, they alleged that defendants had infringed four patents held by plaintiffs. The action was dormant for a time while arbitration ordered by the Eighth Circuit proceeded. At the conclusion of the arbitration, this court vacated its previous stay and, with the help of the parties, set the action back on course for a trial scheduled for June 2001.


         Defendants have asserted counterclaims as to all four of the patents in suit. The first counterclaim seeks declaratory relief that all four patents are invalid and not infringed by defendants' products. The second counterclaim alleges "unjust enrichment" against plaintiffs CPI and Lilly, primarily on the theory that plaintiffs extracted license payments from defendants for patents that plaintiffs allegedly knew were invalid. The third counterclaim alleges unfair competition and deceptive trade practices under Minnesota law arising from activity related to obtaining and enforcing (or threatening to enforce) the four patents in suit. The fourth counterclaim alleges "injurious falsehood," also arising from activity related to the patents in suit.


         Plaintiffs have moved to dismiss voluntarily their claims for infringement of U.S. Patent No. 4,223,678 ("the '678 patent"), and they have filed what is known as a "SUPER SACK" statement of non-liability with respect to the '678 patent. See SUPER SACK MFG. CORP. V. CHASE PACKAGING CORP., 57 F.3d 1054, 1058-60 (Fed. Cir. 1995). Defendants do not object to plaintiffs' dismissal of their own coercive claims for relief under the '678 patent, and the SUPER SACK statement of non-liability renders moot the defendants' first counterclaim as applied only to the '678 patent. Both were dismissed in the hearing on plaintiffs' motion, as reflected in the court's minute entry.


         The dispute here concerns the remaining three counterclaims. Plaintiffs contend that their SUPER SACK statement deprives this court of subject matter jurisdiction over those counterclaims, at least to the extent they are based on activity involving the '678 patent. As plaintiffs view the matter, the '678 patent is no longer in their case, and it should not remain in the counterclaims.


         Defendants contend the court has jurisdiction over those counterclaims because they are deemed to arise under patent law on the theory that their resolution will require a decision on substantial questions of patent law. See U.S. VALVES, INC. V. DRAY, 212 F.3d 1368, 1372 (Fed. Cir. 2000) (under 28
U.S.C.ss. 1338(a), district court had original jurisdiction over breach of license claim because claim required determination of whether licensed patent was infringed); HUNTER DOUGLAS, INC. V. HARMONIC DESIGN, INC., 153 F.3d 1318, 1321 (Fed. Cir. 1998) ("We understand section 1338(a), as construed by both the U.S. Supreme Court and this court, to mandate that federal courts have exclusive jurisdiction over state law causes of action in which a substantial question of federal patent law is pleaded as a necessary element" of the state law claim for injurious falsehood), OVERRULED ON OTHER GROUNDS, MIDWEST INDUSTRIES, INC. V. KARAVAN TRAILERS, INC., 175 F.3d 1356 (Fed. Cir.
1999); ADDITIVE CONTROLS & MEASUREMENT SYSTEMS, INC. V. FLOWDATA, INC., 986 F.2d 476, 477-78 (Fed. Cir. 1993) (ss.1338(a) provided jurisdiction over claim for business disparagement involving false accusations of infringement).


         Plaintiffs agree that, if the three remaining counterclaims were the only claims in this lawsuit, this court would have jurisdiction. Dec. 14, 2000, Transcript at 6. The court agrees that, under the Federal Circuit's reasoning in U.S. VALVES V. DRAY, HUNTER DOUGLAS, and ADDITIVE CONTROLS, which applied language in CHRISTIANSON V. COLT INDUSTRIES OPERATING CORP., 486 U.S. 800, 809
(1988) (finding patent jurisdiction where either federal patent law creates the cause of action or the plaintiff's right to relief "necessarily depends on resolution of a substantial question of federal patent law"), the court would have subject matter jurisdiction over such claims pursuant to ss. 1338(a).


         Under these circumstances, there is no doubt that this court has original jurisdiction over the defendants' second, third, and fourth counterclaims which appear to be compulsory counterclaims under Fed. R. Civ. P. 13(a) in any event. The court's jurisdiction is broad enough to include aspects of those counterclaims relating to the '678 patent, as well as to the three patents that remain in plaintiffs' claims for relief.


         The parties have addressed in their briefs the doctrine of so-called "infectious unenforceability." See generally CONSOLIDATED ALUMINUM CORP. V. FOSECO INTERNATIONAL, LTD., 910

F.2d 804, 812 (Fed. Cir. 1990); SEMICONDUCTOR ENERGY LABORATORY CO. V. SAMSUNG ELECTRONICS CO., 4 F. Supp. 2d 477, 492-93 (E.D. Va. 1998), AFF'D, 204 F.3d 1368
(Fed. Cir. 2000). The doctrine does not appear to affect the court's subject matter jurisdiction over defendants' counterclaims. The doctrine may present substantive issues as to the scope of relief if and when defendants can prove that the '678 patent is not enforceable, but the court could only speculate about such matters at this stage of the case.


         Plaintiffs have argued that defendants have waived any right to pursue any issues relating to the validity of the '678 patent because defendants have not sought any construction of its claims pursuant to MARKMAN V. WESTVIEW INSTRUMENTS, INC., 52 F.3d 967 (Fed. Cir. 1995) (EN BANC), AFF'D, 517 U.S. 370
(1996). Plaintiffs have not offered any case support for this waiver theory with respect to jurisdiction over the counterclaims, nor have they directed the court's attention to any actual disagreement over the construction of such claims.


         Accordingly, plaintiffs' motion to dismiss defendants' second, third, and fourth counterclaims for lack of subject matter jurisdiction is hereby denied.

         So ordered.

Date:    December 19, 2000
                                          --------------------------------------
                                          DAVID F. HAMILTON, JUDGE
                                          United States District Court
                                          Southern District of Indiana

Copies to:

James Hughes
Sommer & Barnard
111 Monument Circle
4000 Bank One Tower
Indianapolis, IN 46204

David T. Kasper
Locke Reynolds LLP
201 North Illinois Street
Suite 1000
P.O. Box 44961
Indianapolis, IN 46244-0961

Timothy J. Malloy
McAndrews Held Malloy, Ltd.
Northwest Atrium Center
34th Floor
500 West Madison Street
Chicago, IL 60661

John R. Schaibley, III
Baker & Daniels
300 North Meridian Street
Suite 2700
Indianapolis, IN 46204

Dennis J. Block
Cadwalader Wickersham & Taft
100 Maiden Lane
New York, NY 10038

Michael Rackman
Gottlieb Rackman & Riesman
270 Madison Avenue
8th Floor
New York, NY 10016

Dennis R. Salmon
Gibson Dunn & Crutcher
1530 Page Mill Road
Palto Alto, CA 94304

Jay G. Taylor
Ice Miller Donadio & Ryan
One American Square
Box 82001
Indianapolis, IN 46282-0002

Jeffrey M. Olson
Lyon & Lyon
633 West Fifth Street, Suite 4700
Los Angeles, California 90071


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